UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2020

REPLIMUNE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38596	82-2082553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

500 Unicorn Park

Woburn, MA 01801

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (781) 222-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	REPL	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01              Other Events.

On June 29, 2020, in connection with the previously disclosed public offering of common stock of Replimune Group, Inc. (the “Company) and, in lieu of common stock to certain investors, pre-funded warrants to purchase shares of the Company’s common stock, the Company issued and sold an additional 652,173 shares of its common stock to the underwriters for the offering at the public offering price of $23.00 per share, less underwriting discounts and commissions, representing the full exercise of the underwriters’ option to purchase additional shares of the Company’s common stock. As of June 29, 2020, the Company has issued and sold an aggregate of 3,478,261 shares of its common stock and pre-funded warrants to purchase 1,521,738 shares of its common stock in the public offering, resulting in approximately $115.0 million in gross proceeds before deducting underwriting discounts and commissions and other offering expenses payable by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPLIMUNE GROUP, INC.

Date: June 30, 2020	By:	/s/ Jean Franchi
Jean Franchi
Chief Financial Officer